Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Prospectus Summary — Summary Consolidated Financial Information”, “Selected Historical Financial Consolidated Data”, and “Experts”, and to the use of our report dated August 15, 2008, except for Note 15, as which the date is October 16, 2008, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of McJunkin Red Man Holding Corporation for the registration of $750,000,000 of its shares of common stock.

/s/ Ernst & Young LLP
Charleston, West Virginia
December 19, 2008